FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 31, 2001
                                                           -------------

                          CHARTER COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

              000-27927                                        43-1857213
        ----------------------                           ----------------------
        Commission File Number                             (Federal Employer
                                                         Identification Number)

  12405 Powerscourt Drive
   St. Louis, Missouri                                           63131
----------------------------------------                       ----------
(Address of Principal Executive Offices)                       (Zip Code)

(Registrant's telephone number, including area code) (314) 965-0555




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ITEM 5. OTHER ITEMS.

         On July 31, 2001 Charter Communications, Inc. announced its offer to purchase the contracts and associated assets of High Speed Access Corp. (Nasdaq:HSAC) that serve Charter's customers. A copy of the press release is being filed as Exhibit 99.1 with this report.

ITEM 7. EXHIBITS.

99.1     Press release dated July 31, 2001.*

----------

*    filed herewith



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CHARTER COMMUNICATIONS, INC.,
                                  Registrant




Dated: August 2, 2001             By: /s/ KENT D. KALKWARF
                                   -------------------------------------
                                   Name:  Kent D. Kalkwarf
                                   Title: Executive Vice President and Chief
                                          Financial Officer (Principal Financial
                                          Officer and Principal Accounting
                                          Officer)

                                  EXHIBIT INDEX



EXHIBIT
NUMBER        DESCRIPTION
-------       -----------


99.1          Press release dated July 31, 2001.





      EX-99.1 OTHERDOC


             PRESS RELEASE



                                                                    EXHIBIT 99.1


[LOGO] Charter
       Communications
       A Wired World Company (TM)



FOR RELEASE:  July 31, 2001

            Charter Communications Extends Offer to HSA for Contracts
                and Associated Assets Serving Charter Customers

        ST. LOUIS - Charter Communications, Inc. (Nasdaq:CHTR), one of the nation's largest broadband communications companies, today announced that it extended an offer to High Speed Access Corp. (Nasdaq:HSAC) to purchase the contracts and associated assets that serve Charter's customers. The offer includes all assets used in or necessary to perform the services provided under the Turnkey contract and Network Services Agreement for Charter cable systems, including the call center and network operations center in Louisville, KY, and all HSA-owned equipment in Charter headends and customer homes. The proposed purchase price for those contracts and assets is approximately $73 million, consisting of cash and the assumption of certain liabilities, subject to certain adjustments. In addition, as part of the proposed transaction consideration, all of the shares of Series D preferred stock of HSA held by Charter and its affiliate, Vulcan Ventures Incorporated, would be cancelled.
        As a result of this offer, Charter executives and board members who served on HSA's board have resigned from their positions with HSA. Jerry Kent, president and chief executive officer of Charter; Steve Silva, senior vice president - corporate development and technology of Charter; and William Savoy, director of Charter, resigned from HSA's board of directors.

        Charter's offer has not been accepted by HSA and is subject to a number of conditions, including approval by the boards of directors of Charter and HSA, approval by the stockholders of HSA, third party consents, satisfactory completion of due diligence and negotiation of definitive agreements.
        Merrill Lynch & Co. is advising Charter in this potential transaction.

About Charter Communications
        With nearly 7 million customers in 40 states, Charter Communications, a Wired World Company(TM), is among the nation's largest broadband communications companies. Charter provides a full range of advanced broadband services to the home, including cable television on
                                                -more-
Charter, page 2...
an advanced digital video programming platform, marketed under the Charter Digital Cable(TM) brand; and high-speed Internet access marketed under the Charter Pipeline(TM) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under the Charter Media(TM) brand.
        A Fortune 500 company, Charter is the 2001 recipient of the Outstanding Corporate Growth Award from the Association for Corporate Growth, the 2001 R.E. "Ted" Turner Innovator of the Year Award from the Southern Cable Telecommunications Association, and the 2000 Innovator Award for Technology from Cablevision Magazine. More information about Charter can be found at www.charter.com.

                                             ###


Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission.

CONTACTS:
Media                                       Analysts
Andy Morgan, 314-543-2217                   Mary Jo Moehle, 314-543-2397
amorgan@chartercom.com                      mmoehle@chartercom.com